EXHIBIT 10.23

First Amendment to Bardstown Road Lease

Dated 8-1-2008

This First Amendment to Lease dated this 31st day of January, 2018 shall amend the terms of the lease dated August 1, 2008 (“Lease”), by and between Jaytee-Bardstown, LLC, a Kentucky Limited Liability Company f/k/a Jaytee Properties Limited Partnership, a Kentucky Limited Partnership (“Landlord”) and Republic Bank & Trust Company (“Tenant”).

Landlord and Tenant agree that the terms of the Lease shall be amended to extend the Lease Term and to modify the Rent payable by Tenant during the extended Term.

WHEREAS, the parties hereto desire and agree to amend the Lease to extend the term of the Lease to August 1, 2028, and

WHEREAS, the parties hereto desire and agree to amend the Lease to modify the Rent payable by Tenant during the extended Term, and

WHEREAS, the parties hereto desire and agree to amend the Lease as heretofore set forth,

NOW THEREFORE, it is agreed that the ARTICLE II. TERM shall be amended to provide for a termination date of August 1, 2028, and

IT IS FURTHER agreed that the ARTICLE III. RENT and OPERATING EXPENSES shall be amended to provide that, effective August 1, 2018, Tenant shall pay Landlord Rent for the Premises in the amount of $17.50 per rentable square foot for a total sum of Seven Thousand Six Hundred Twelve Dollars and Fifty Cents ($7,612.50) per month.

All other terms, conditions, and provisions of the Lease shall remain unchanged and incorporated by reference under this First Amendment to Lease. If there shall be any conflict between the original Lease and this First Amendment to Lease, this First Amendment to Lease shall control.

IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound hereby, have caused this First Amendment to Lease to be executed by their duly authorized officers as of the day and year first set forth above.

REPUBLIC BANK & TRUST COMPANY	JAYTEE-BARDSTOWN, LLC
By: Jaytee Properties Limited Partnership, Sole Member)
By: /s/ Kevin Sipes	By: /s/ Steven E. Trager
Kevin Sipes	Steven E. Trager